SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 14, 2008

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave. Chancellor, South Dakota	57015

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On January 14, 2008, we entered into a short-term loan agreement with POET, LLC. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 14, 2008, we entered into two short-term loan agreements with POET, LLC for a sum of $6.3 million. The purpose of the unsecured loan is to cover margin calls that were triggered recently from the impact of a price increase in the corn futures’ market at the Chicago Board of Trade (CBOT).  The loans were obtained because we did not have the necessary funds from operations to cover the margin calls. The interest rate on the new loans is calculated at an annual rate of 9.25%, and full payment of principal and interest is due on February 13, 2008. The loan is expected to be repaid from funds earned in our hedging account and/or a seasonal operating note that we are currently negotiating with our primary lender, AgCountry Farm Credit Services, FLCA.

                We plan to file the agreements in our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: January 28, 2008	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer